EXHIBIT 10

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “Amendment”) dated this 4th of November, 2008 amends that certain Lease dated July 24, 2007 by and between BIOLIFE SOLUTIONS, INC. (“Tenant”) and MONTE VILLA FARMS LLC (“Landlord”) (the “Lease”) in the project known as “Monte Villa Farms” located in Bothell, Washington.

RECITALS

WHEREAS, Tenant is desirous of leasing additional agreed square footage as follows:  approximately 5,798 rentable square feet described and outlined on Exhibit C.1 attached hereto ("Clean Room Premises"), and Landlord is desirous of leasing the Clean Room Premises to Tenant on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above recitals and good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, Landlord and Tenant agree to amend the Lease as follows:

1.

The fifth Whereas paragraph shall be amended to read as follows:

“WHEREAS, Tenant has leased approximately 4,366 rentable square feet of office space described and outlined on Exhibit C attached hereto (the "Office Premises") and Tenant is desirous of leasing additional agreed square footage as follows: approximately 5,798 rentable square feet of the first floor of the Production Building as shown on Exhibit C.1 attached hereto ("Clean Room Premises"), and Landlord is desirous of leasing the Clean Room Premises to Tenant on the terms and conditions set forth herein.  The Office Premises and the Clean Room Premises shall be collectively known as the “Demised Premises”.  The revised total rentable square footage of leased space shall be approximately 10,164 square feet, or as otherwise measured according to BOMA standard.

2.

Paragraph 1.1.(a) shall be revised to read as follows:

“The “Commencement Date” for the Office Premises shall be July 31, 2007. The “Commencement Date” of the Clean Room Premises shall be upon completion of the remediation work as described in Paragraph 13 herein.”

3.

Paragraph 1.2, line 4, insert “and C1” after “C”.

4.

Paragraph 1.2, line 5, after “4,366 rentable square feet” add “in the Office Premises (Exhibit C) and 5,798 rentable square feet in the Clean Room Premises (Exhibit C1)”.

5.

Paragraph 1.3, line 14, delete “thirteen (13)” and insert “twenty (20)”.

6.

Paragraph 1.4, line 2, delete “July 31, 2011” and insert “the last day of the sixtieth full calendar month following the Commencement Date for the Clean Room Premises”.

7.

Paragraph 2.6 (a) line 3, delete “4,366” and insert “10,164”.

8.

Paragraph 2.6.(a) line 5, delete “1.54%” and insert “3.59%”.

9.

Tenant may occupy the Clean Room Premises anytime after execution of this Amendment, so long as Tenant’s occupancy does not interfere with other tenants’ or Landlord’s contractors.

10.

Landlord shall provide Tenant up to 150 square feet of powered storage space for equipment until the completion of the Tenant Improvements.

11.

Exhibit B shall be replaced by Exhibit B.1.

12.

Exhibit D shall be replaced by Exhibit D.1.

13.

At Landlord’s sole expense, Landlord shall replace the vinyl floor and remediate the conditions in the walls forming and within the Clean Room Premises.  Tenant’s consultant has approved of the scope of work for the remediation.  During the remediation period, Landlord shall keep Tenant apprised of its progress and method used, and Tenant will be allowed to visually inspect work by giving proper notice to access the Clean Room Premises.

a.

All remediation work must be completed by February 11, 2009 or Tenant may terminate this First Amendment with no penalty and with 100% of the Security deposit refunded to Tenant.

b.

If at any time during the term of the Lease, the floor in the Clean Room Premises exhibits moisture ingress, all repairs needed to return the floor to usable condition will be completed by the Landlord at its sole expense.  Such repairs shall be completed within 60 days from the date Tenant or Landlord notices the other party of such moister ingress, or Tenant shall be awarded an appropriate abatement of rent.

14.

Tenant shall have two (2) five (5) year renewal options for the Demised Premises, according to the terms specified in Paragraph 35 of the Lease. Tenant does hereby exercise its renewal option on its Premises at 3303 Monte Villa Parkway, Suite 310, Bothell, WA (“Office Premises”) and the parties agree that the Office Premises and the Clean Room Premises will be coterminous with a revised termination date of the last day of the sixtieth full calendar month following the Commencement Date for the Clean Room Premises.

15.

Landlord shall make available 100 kW of continuous standby power from a standby generator on Property, to back up HVAC system, sump pumps and Tenant’s equipment.  Cost of wiring and connecting the generator to the electrical panel(s) and switches servicing or needed by the Clean Room Premises and sump pumps shall be the responsibility of the Tenant, which is approximated to cost $54,000.00, with the work contracted by the Landlord.  Landlord’s responsibility for connecting the backup generator to the electrical panel servicing the Clean Room Premises and sump pumps must be completed by March 3, 2009.  Failure to do so shall constitute a breach of this Lease and shall entitle Tenant to an appropriate abatement of Rent.  Tenant will pay its proportionate share of fuel and maintenance cost for the generator.  Landlord may make reasonable modifications, replacements or repairs to the generators or the Property upon prior notice to Tenant.  Landlord shall use commercially reasonable efforts to minimize disruption to Tenant’s use of the Clean Room Premises.

16.

Landlord may require Tenant to separately meter its electricity and natural gas usage for the Clean Room Premises.  In this case, Tenant’s Operating Expenses for the Clean Room Premises will be reduced accordingly.

17.

Paragraph 21.1, line 5, add the sentence, “Landlord shall provide standard building signage on the lobby directory and outside the Premises.”

18.

Paragraph 34, at the end of the first sentence, add “for the Office Premises, and three months Rent and Operating Expenses for the Clean Room Premises.  From the Security Deposit for the Clean Room Premises, Rent and Operating Expenses for the Clean Room Premises shall be applied for April 2009 and May 2009.”

19.

At its sole expense, Landlord shall maintain the HVAC and other utilities servicing the Clean Room Premises.  If Landlord requests Tenant to perform such tests, Tenant shall be awarded an appropriate abatement of rent.  At its sole expense, Landlord shall replace all HEPA filters in the HVAC system servicing the Clean Room Premises by March 10, 2009.  After that date, Tenant shall replace all HEPA filters servicing the Clean Room Premises at its sole expense.  At the end of the Term, Tenant shall replace HEPA filters servicing the Clean Room Premises.

20.

At its sole expense, Landlord shall perform quarterly testing of the backup generator system and sump pumps and notify Tenant of the results.  If Landlord requests Tenant to perform such maintenance, Tenant shall be awarded an appropriate abatement of rent.

Other than set forth above, all terms and conditions of the lease remain in full force and effect. The parties hereby reaffirm and confirm such terms and conditions.  This agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.  Facsimile copies will be considered originals.

TENANT BIOLIFE SOLUTIONS, INC. a Delaware corporation		LANDLORD MONTE VILLA FARMS LLC, A Washington limited liability company

By:	/s/MICHAEL P. RICE	By:	/s/ROBERT E. HIBBS
Name:	Michael P. Rice	Name:	Robert E. Hibbs
Its:	CEO	Its:	Managing Member

)

)ss:

COUNTY OF SNOHOMISH

)

I certify that I know or have satisfactory evidence that Robert E. Hibbs is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he/she was authorized to execute this instrument and acknowledged it as the managing member of MONTE VILLA FARMS LLC, a Washington limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

DATED:	, 2008.

Print Name:
NOTARY PUBLIC in and for the State of
Washington, residing at
My Appointment expires:

STATE OF WASHINGTON

)

)ss:

COUNTY OF

      )

I certify that I know or have satisfactory evidence that __________________ is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he/she was authorized to execute this instrument and acknowledged it as the ____________ of BIOLIFE SOLUTIONS, a Delaware corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

DATED:	, 2008.

Print Name:
NOTARY PUBLIC in and for the State of
Washington, residing at
My Appointment expires:

EXHIBIT B.1

BASIC ANNUAL RENT

Office Premises:

The initial Basic Annual Rent shall be $17.50 per rentable square foot per year.  Basic Annual Rent shall be increased by four percent (4%) per annum.

Clean Room Premises:

The initial Basic Annual Rent shall be $30.00 per rentable square foot per year.  Basic Annual Rent shall be increased by four percent (4%) per annum.  For months 1 – 3 following the Commencement Date, there shall be no Basic Annual Rent due on the Clean Room Premises.

Landlord has the right to create up to 50,000 sq ft of additional space on the Property (the “Additional Space”). The creation of the Additional Space will reduce the Operating Expenses for the Premises (the “Additional Space Expense Reduction”). Tenant agrees that should Landlord create the Additional Space then the Rent shall be increased (effective as of the date of the inclusion of the Additional Space) by the amount of any Additional Space Expense Reduction.  Such a reduction shall be computed (within six months of the inclusion of Additional Space) by subtracting (i) the Tenant’s Proportionate Share of the Operating Expenses and Taxes computed after the inclusion of the Additional Space in the square footage calculations from (ii) Tenant’s Proportionate Share of the Operating Expenses and Taxes computed before the inclusion of the Additional Space in the square footage calculations.  Landlord shall provide Tenant with such computations for Tenant’s review.

EXHIBIT C

OFFICE PREMISES

EXHIBIT C.1

CLEAN ROOM PREMISES

EXHIBIT D.1

TENANT IMPROVEMENTS

Landlord, at its sole cost and expense except as provided below, shall perform the improvements listed on this Exhibit D.1 to Demised Premises.

•

The Office Premises shall be leased as-is.  For the area on the west side of the corridor (1,329 USF), Landlord shall provide an improvement allowance of $10.00 per square foot.

•

The furniture that is currently in the office space is available for Tenant’s use at no cost.

For the Clean Room Premises, Landlord shall reimburse Tenant with a Tenant Improvement Allowance of $25.00 per rentable square foot.  Tenant shall have the right to use the allowance for consulting related to, and actual permanent and modular fixtures to the building, standby generator connection, or electrical, mechanical or cabling additions.  Any equipment purchased with Tenant Improvement Allowance funds shall remain the property of Landlord at Lease termination.  All improvements shall be subject to Landlord approval, which shall not be unreasonably withheld.  As-builts shall be provided to Landlord for all improvement work.